INNODATA CORPORATION
                               95 ROCKWELL PLACE
                           BROOKLYN, NEW YORK 11217

                             INFORMATION STATEMENT

     This information statement is provided by the Board of Directors of Innodata Corporation, a Delaware corporation, in connection with a proposed action by written consent to authorize and approve an amendment to the Company's Certificate of Incorporation to effect a one-for-three reverse stock split of all authorized shares of the Company's Common Stock from 20,000,000 shares to 6,666,666 shares and to increase the par value per share of its Common Stock from $.01 to $.03. Following this action, there is a further proposed action by written consent to authorize and approve an amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock to 20,000,000 shares of $.01 par value Common Stock.

     Stockholdings representing approximately 56% of the total outstanding votes of all issued and outstanding Common Stock of the Company have consented to the proposals and are sufficient to take the proposed actions. The Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with these actions.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The Company's principal executive office address is 95 Rockwell Place, Brooklyn, New York, 11217. This Information Statement will be mailed to the Company's stockholders on or about March 4, 1998.

       ITEM I.  PROPOSAL TO APPROVE A ONE-FOR-THREE REVERSE STOCK SPLIT

     The Board of Directors of the Company has adopted a proposal declaring advisable an amendment to the Certificate of Incorporation of the Company to effect a one-for-three reverse stock split of its authorized Common Stock. As of February 23, 1998, there were authorized 20,000,000 shares of $.01 par value Common Stock and issued and outstanding 4,486,010 shares of Common Stock. Except for the receipt of cash in lieu of fractional interest, the proposed reverse stock split will not affect any stockholder's proportionate equity interest in the Company. The proposed form of the Certificate of Amendment of the Certificate of Incorporation is attached hereto as Exhibit A.

The amendment will not have any material impact on the aggregate capital represented by the shares of Common Stock for financial statement purposes. Adoption of the reverse stock split will reduce the presently authorized and outstanding shares of Common Stock as indicated in the table below. In connection with the reverse stock split, current stockholders would receive one share of, or cash for any resulting fractional share or both, in exchange for three currently outstanding shares.


                  Before Split                   After Split
Class of Stock     Authorized     Outstanding    Authorized     Outstanding
--------------    ------------    -----------    -----------    -----------
Common Stock        20,000,000      4,486,010      6,666,666      1,495,336


     The number of outstanding shares after the reverse stock split are approximate. Except for changes resulting from the reverse stock split and the increase in the par value, the rights and privileges of holders of shares of Common Stock will remain the same after the proposed reverse stock split. The directors and a majority of the stockholders have also approved an increase in the number of authorized shares of Common Stock to 20,000,000 to take effect immediately after the reverse stock split.


REASONS  FOR  THE  REVERSE  STOCK  SPLIT
----------------------------------------

     The Company has been advised by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") that it has adopted new standards for the maintenance of listing of securities on the Nasdaq system. As a result of the new requirements, the Company will no longer qualify for listing on the National Market System. To quality for a listing on the Nasdaq Small Cap Market, the bid price of a listed security cannot go below $1.00 per share for more than 10 consecutive days (30 days under the new standards). The Company's Common Stock has been trading at less than $1.00 per share since October 21, 1997. It is expected the proposed reverse stock split will enable the Company's Common Stock to meet this requirement and allow the Company's shares to be listed on the Nasdaq Small Cap Market.

     Quotations for the Company's Common Stock have appeared on Nasdaq since August 1993. Pursuant to Rule 15c2-6 (the "Rule") adopted by the Securities and Exchange Commission ("Commission") under the Securities Exchange Act of 1934, broker-dealers are required to implement certain supplemental sales practice requirements when recommending and selling "designated securities" to customers in transactions not exempt under the Rule. The Rule was directed at the elimination of certain practices in connection with the sale of certain low priced securities. The Rule exempts from its requirements the securities of issuers listed on national securities exchanges and the Nasdaq trading systems. Management of the Company believes that the market for the Company's Common Stock will be improved by maintaining its listing on Nasdaq, thereby maintaining the exemption of its Common Stock from the impact of the Rule.

     The Board of Directors also believes that the current per share price level of the Company's Common Stock has reduced the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low priced stocks to their clients. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low priced stocks. Some of those policies and practices pertain to the payment of broker commissions and to time consuming procedures that function to make the handling of low priced stocks unattractive to brokers from an economic standpoint.

     The decrease in the number of shares of Common Stock outstanding as a consequence of the proposed reverse stock split should increase the per share price of the Common Stock, which may encourage greater interest in the Common Stock and possibly promote greater liquidity for the Company's stockholders. However, the increase in the per share price of the Common Stock as a consequence of the proposed reverse stock split may be proportionately less than the decrease in the number of shares outstanding. In addition, any increased liquidity due to any increased per share price could be partially or entirely off-set by the reduced number of shares outstanding after the proposed reverse stock split. Nevertheless, the proposed reverse stock split could result in a per share price that adequately compensates for the adverse impact of the market factors noted above. There can, however, be no assurance that the favorable effects described above will occur, or that any increase in per share price of the Common Stock resulting from the proposed reverse stock split will be maintained for any period of time. The management of the Company does not currently intend to engage in any future transactions or business combinations which would qualify the Company for deregistration of the Common Stock from the reporting and other requirements of Federal securities laws.

     The amendment, if adopted, will also increase the par value per share of the Company's authorized shares of Common Stock from $.01 to $.03. The increase in the par value per share is intended to maintain the Company's capital stock accounts at current levels. The directors and a majority of stockholders have also approved an increase in the number of authorized shares of Common Stock and a decrease in the par value back to $.01 per share to take effect immediately after the reverse stock split. See "Item II - Proposal Concerning Increase In Number of Authorized Shares of Common Stock."

     It is expected that filing of the Certificate of Amendment will occur 20 days after the date of mailing of this Information Statement, on or about March 30, 1998. The proposed reverse stock split will become effective on the effective date of that filing (the "Effective Date"). Commencing on the Effective Date, each currently outstanding certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares resulting from the reverse stock split. Currently outstanding certificates do not have to be surrendered in exchange for new certificates in connection with the reverse stock split. Rather, new stock certificates reflecting the number of shares resulting from the reverse stock split will be issued only as currently outstanding certificates are transferred. However, the Company will provide stockholders with instructions as to how to exchange their certificates and encourage them to do so. The Company will obtain a new CUSIP number for its shares of Common Stock.

     To the extent a stockholder holds a number of shares that would result in a residual fractional interest, the Company will pay, as soon as is practicable after the Effective Date, $.56 for each share of Common Stock outstanding prior to the reverse stock split that comprises the fractional interest. Stockholders will not have the opportunity on or after the Effective Date to round off their stockholdings to avoid resulting fractional interest. The $.56 price per share figure for the Common Stock purchased pursuant to the retirement of resulting fractional interest is based on the closing bid price of the Common Stock as reported on Nasdaq on February 23, 1998. The management of the Company believes that the $.56 price per share figure is fair to all of the stockholders of the Company and the Company. As of February 23, 1998, the Company has 101 stockholders of record and believes that the approximate total number of beneficial holders of the Common Stock of the Company to be approximately 1,500, based on information received from the transfer agent and those brokerage firms who hold the Company's securities in custodial or "street" name. After the reverse stock split the Company estimates that, based on the stockholdings as of February 23, 1998, it will continue to have approximately the same number of stockholders.

     There can be no assurance that the market price of the Common Stock after the proposed reverse stock split will be three times the market price before the proposed reverse stock split, or that such price will either exceed or remain in excess of the current market price.


OPTIONS
-------

     The Company also has outstanding various options to acquire up to an aggregate of approximately 1,550,000 shares of Common Stock at various exercise prices. The amount of Common Stock issuable pursuant to these options will be reduced to one-third the previous amounts and the per share exercise prices will be increased 300%.


FEDERAL  INCOME  TAX  CONSEQUENCES
----------------------------------

     The federal income tax consequences of the proposed reverse stock split will be as set forth below. The following information is based upon existing law which is subject to change by legislation, administrative action and judicial decision and is therefore necessarily general in nature. Therefore, stockholders are advised to consult with their own tax advisors for more detailed information relating to their individual tax circumstances.

1. The proposed reverse stock split will be a tax-free recapitalization for the Company and its stockholders to the extent that currently outstanding shares of stock are exchanged for other shares of stock after the split.

2. The new shares in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of stock held by that stockholder immediately prior to the proposed reverse stock split if no fractional shares are present. If fractional shares are present as a result of the split, and the stockholder realizes a gain on the exchange, the stockholder will recognize a taxable gain equal to the lesser of the cash received or the gain realized. If fractional shares are present and a loss is realized on the exchange, the loss is not recognized, but rather the loss must be deferred until the stockholder disposes of the new stock in a taxable transaction. The stockholder's basis in the new stock is equal to the basis in the stock exchanged less any cash received plus gain recognized, if any.

3. Stockholders who receive cash for fractional shares will be treated as if they had received such fractional shares and then sold them to the Company. Such stockholders will recognize gain or loss equal to the difference between the amount of cash received and their basis in the stock exchanged.

    ITEM II.  PROPOSAL CONCERNING INCREASE IN NUMBER OF AUTHORIZED SHARES OF
                                 COMMON STOCK

     The Board of Directors has adopted a proposal declaring advisable an amendment to the Company's Certificate of Incorporation to be filed immediately following the reverse stock split to increase the number of authorized shares of Common Stock of the Company to 20,000,000 shares of Common Stock, with a par value of $.01 per share (the "Proposed Stock Amendment"). The form of the Proposed Stock Amendment is attached hereto as Exhibit B.

     At February 23, 1998, the authorized Common Stock of the Company consisted of 20,000,000 shares of Common Stock, par value $.01 per share. Following the reverse stock split, the authorized Common Stock of the Company will be 6,666,666 shares of Common Stock, par value $.03 per share. As of February 23, 1998, 4,486,010 shares of Common Stock were outstanding. Following the one-for-three reverse stock split, the number of outstanding shares of Common Stock will be approximately 1,495,336 shares. In addition, as of February 23, 1998, after giving effect to the one-for-three reverse stock split, an aggregate of 767,816 shares of Common Stock were reserved for issuance upon: (i) exercise of options granted or which may be granted under the Company's Stock Option Plans (569,021 shares); and (ii) exercise of various other outstanding warrants and options (198,795 shares). The Board of Directors proposed to increase the number of its authorized shares of Common Stock in order to be able to have adequate Common Stock available to meet its current obligations to issue Common Stock and in order to utilize equity issuances in future financings and acquisitions.

     If the Proposed Stock Amendment is adopted by the Company's stockholders, the additional shares of Common Stock would be issuable at any time and from time to time, by action of the Board of Directors without further authorization from the Company's stockholders, except as otherwise required by applicable law or rules and regulations to which the Company may be subject, to such persons and for such consideration (but not less than the par value thereof) as the Board of Directors determines. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

     Issuance of additional Common Stock, directly or upon exercise of warrants or options, would have a dilutive effect on the voting power of the outstanding Common Stock of the Company. Depending upon the number of shares of the Company's Common Stock issued and the amount of any additional consideration to be paid upon the conversion of any shares of Preferred Stock, if and when issued, into shares of Common Stock (if the Board of Directors affords conversion privileges for Preferred Stock) and the relationship thereof to the book value of the Common Stock, it is possible that issuance of any of the Common Stock, either directly or upon conversion of any Preferred Stock, could have a dilutive effect on stockholders' equity in the Company.


CONSIDERATIONS
--------------

     If the Proposed Stock Amendment is not approved, the Company will have a limited number of authorized shares of Common Stock available for future use by the Company. The Company's management believes that the authorization of the additional shares of Common Stock are in the best interests of the Company and its stockholders so that sufficient shares will be readily available for use, if feasible, in acquisitions, in raising additional capital and for grants as incentives to employees, officers, directors and consultants of the Company.

     From time to time the Company may consider acquisitions or other transactions which may require the issuance of shares of Common Stock. The Company's management believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders since additional shares of Common Stock will be available for use, if feasible, in acquisitions and in raising additional capital and will provide the Company with the flexibility of having a broader choice in the type and number of equity securities available to it for the above and other corporate purposes.

     Due to the Board of Directors' discretion in connection with the issuance of additional shares of Common Stock and in connection with the issuance and the relative rights and preferences of the Preferred Stock, such as its ability to cause the Common Stock or Preferred Stock to be issued in a private placement or to determine the convertibility of the Preferred Stock, it may, under certain circumstances, possess timing and other advantages in responding to a tender offer or other attempt to gain control of the Company, which may make such attempts more difficult and less attractive. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages, including the right to grant voting powers to the holders of the Preferred Stock, gives the Board of Directors the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of the Company's Common Stock. This could have the effect of insulating existing management from removal even if it is in the best interest of the common stockholders. Management of the Company is not aware of any existing or threatened efforts to obtain control of the Company.


                               APPROVAL REQUIRED

     The approval of a majority of the outstanding stock entitled to vote will be necessary to approve the proposed amendments. As discussed above, the Company's Board of Directors has obtained written consents for both proposed amendments to the Certificate of Incorporation from stockholders with voting authority for stock representing approximately 56% of the votes of the Company's outstanding stock. The Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with these actions.

                                                                     ---------
                                                                     Exhibit A
                                                                     ---------

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                             INNODATA CORPORATION


     Innodata Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES  HEREBY  CERTIFY:

FIRST: That pursuant to the recommendation of the Board of Directors of Innodata Corporation, the following resolution amending the Certificate of Incorporation of said corporation, has been adopted by the written consent of stockholders of said corporation holding a majority of the outstanding stock entitled to vote thereon. The resolution setting forth the amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be Amended to provide that the shares of Common Stock of this corporation shall be combined on the basis of one (1) share for each three (3) shares heretofore authorized so that the 20,000,000 shares of Common Stock, $.01 par value, this corporation is authorized to issue, shall be combined into 6,666,666 shares of Common Stock, $.03 par value and be  it  further

     RESOLVED, that Paragraph 4(a) of the Certificate of Incorporation shall Be amended to read in its entirety as follows:

          "(a) The total number of shares of stock which the Corporation shall have the authority to issue is 6,666,666 shares of Common Stock, par value $.03 per share, 4,998,000 shares of Preferred Stock, 1,000 shares of Series A Preferred Stock and 1,000 shares of Series B Preferred Stock, each having a par value of $.01 per share."

SECOND: That these resolutions have been adopted by written consents of stockholders holding a majority of the outstanding stock entitled to vote thereon in accordance with Section 216 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Innodata Corporation has caused this certificate to be signed by its Vice President, and its Assistant Secretary, this day of March, 1998.

Innodata  Corporation



By:                                Attest:
   ---------------------------            ----------------------------------
   Martin Kaye, Vice President            Cindy Belmore, Assistant Secretary

                                                                     ---------
                                                                     Exhibit B
                                                                     ---------

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                             INNODATA CORPORATION

     Innodata Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES  HEREBY  CERTIFY:

FIRST: That pursuant to the recommendation of the Board of Directors of Innodata Corporation, the following resolution amending the Certificate of Incorporation of said corporation, has been adopted by the written consent of stockholders of said corporation holding a majority of the outstanding stock entitled to vote thereon. The resolution setting forth the amendment is as follows:

     RESOLVED, that Paragraph 4(a) of the Certificate of Incorporation shall be amended to read in its entirety as follows:

          "(a) The total number of shares of stock which the Corporation shall have the authority to issue is 20,000,000 shares of Common Stock, and 4,998,000 shares of Preferred Stock, 1,000 shares of Series A Preferred Stock and 1,000 shares of Series B Preferred Stock, all par value $.01 per share."

SECOND: That these resolutions have been adopted by written consents of stockholders holding a majority of the outstanding stock entitled to vote thereon in accordance with Section 216 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Innodata Corporation has caused this certificate to be signed by its Vice President, and its Assistant Secretary, this day of March, 1998.

Innodata  Corporation



By:                                Attest:
   ----------------------------           -----------------------------------
   Martin Kaye, Vice President            Cindy Belmore, Assistant Secretary